Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2008 Financial Results

Revenues of $95 Million and Diluted EPS of $1.17 Per Share

MCLEAN, Va., February 2nd, 2009—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2008 (the fourth quarter of its 2008 fiscal year).

Fourth quarter 2008 revenues were $95.0 million versus $95.2 million for the fourth quarter of 2007. Product licenses revenues for the fourth quarter of 2008 were $28.0 million versus $31.7 million for the fourth quarter of 2007, a 12% decrease. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the fourth quarter of 2008 were $64.0 million versus $61.3 million for the fourth quarter of 2007, a 4% increase.

Operating expenses for the fourth quarter of 2008 were $57.6 million versus $53.6 million for the fourth quarter of 2007, an 8% increase. The increase in fourth quarter operating expenses was primarily due to an increase in the worldwide employee headcount and related expenses of the Company’s core BI business. During the fourth quarter of 2008, MicroStrategy capitalized $5.5 million in software development costs associated with the anticipated release of its MicroStrategy 9TM software, which is expected to be generally available in the first quarter of 2009. MicroStrategy did not capitalize any software development costs during the fourth quarter of 2007.

Income from continuing operations before financing and other income and income taxes for the fourth quarter of 2008 was $21.3 million, or 22% of revenue, versus $28.2 million, or 30% of revenue, for the fourth quarter of 2007. Income from continuing operations for the fourth quarter of 2008 was $13.8 million, or $1.13 per share on a diluted basis, compared to $18.5 million, or $1.47 on a diluted basis, for the fourth quarter of 2007. Net income for the fourth quarter of 2008 was $14.3 million, or $1.17 per share on a diluted basis, compared to $17.7 million, or $1.41 per share on a diluted basis, for the fourth quarter of 2007.

As of December 31, 2008, MicroStrategy had cash and cash equivalents of approximately $122.9 million and 9,119,721 shares of class A common stock and 2,770,244 shares of class B common stock outstanding.

New Customers and New Deals with Existing Customers in Q4 2008 Included:

24 Hour Fitness; Adobe Systems Incorporated; Alliance Data Systems Corporation; Ahold USA Holdings Inc.; Allstate Insurance Company; Amica Mutual Insurance; AutoTrader.com, LLC; BJ’s Wholesale Club; Branch Banking & Trust Company; Burlington Coat Factory; Canadian Institute for Health Information; The Container Store, Inc.; Depository Trust & Clearing Corp.; DineEquity; The First American Corporation; GlaxoSmithKline; Idearc Media Corp.; KeySpan Corporate Services LLC; Lowe’s Companies Inc.; McGraw-Hill Companies; Nationwide Mutual Insurance Company; Netflix; Novartis Pharmaceuticals Corporation; Nu Skin Enterprises, Inc.; O’Reilly Automotive; Pacific Sunwear; Payless ShoeSource Worldwide, Inc.; Real Networks; Republic Bank Limited; Silverton Casino, LLC; Spansion; State of Tennessee; Swagelok; VHA Inc.; Wells Fargo Bank, N.A.; Wilton Industries, Inc.

Examples of Customer Deals from Q4 2008:

AutoTrader.com

AutoTrader.com, created in 1997 and headquartered in Atlanta, Georgia, is the Internet’s leading auto classifieds marketplace and consumer information Web site. AutoTrader.com selected MicroStrategy to expand its enterprise-wide reporting and analysis needs due to MicroStrategy’s scalability, end user experience, integrated architecture and rich analytical features. Employees at AutoTrader.com run reports against a 50-terabyte data warehouse, and the company relies on the insight gained from its sales analysis and reporting to improve operational efficiencies and competitive insight.

Canadian Institute for Health Information

Canadian Institute for Health Information (CIHI) selected MicroStrategy software to expand its deployment of its eReporting program, a public and client accessible information service. CIHI is an independent, not-for-profit organization that collects and analyzes health data in Canada. The eReporting program enables the public, government officials and health care providers to run reports and access timely, accurate and comparable information on health and health care in Canada. Users are able to access information in an easy-to-use, Web-based environment to explore and answer health care questions. CIHI chose to standardize on MicroStrategy for its Web-based platform, intuitive interface and user scalability.

Silverton Casino Lodge

Silverton Casino Lodge selected MicroStrategy to expand its visibility across multiple areas of the business, including marketing promotions and casino operations. Silverton plans to provide more users with daily reports and dashboards for greater insight into key performance measures across the company. MicroStrategy’s integrated BI platform, easy-to-use Web interface and Dynamic Enterprise Dashboards will enable Silverton employees to view large volumes of data in a highly interactive way to help them make timely, data-driven decisions.

MicroStrategy Positioned in “Leaders” Quadrant of Gartner 2009 Magic Quadrant for Business Intelligence Platforms Report:

In January 2009, MicroStrategy announced that it was positioned by Gartner, Inc. in the “leaders” quadrant in the 2009 Magic Quadrant for Business Intelligence Platforms report. Gartner’s evaluation was based on completeness of vision and ability to execute. Gartner describes “leaders” as “vendors that are reasonably strong in the breadth and depth of their BI platform capabilities, and can deliver on enterprisewide implementations that support a broad BI strategy. Leaders articulate a business proposition that resonates with buyers, supported by the viability and operational capability to deliver on a global basis.”

MicroStrategy Announces MicroStrategy 9:

MicroStrategy recently announced its upcoming software release, MicroStrategy 9, which is expected to be generally available in the first quarter of 2009. The company’s most significant release in nearly a decade, MicroStrategy 9 will deliver new technology and features designed to:

•	Extend enterprise BI with enhancements for greater scalability, performance and efficiency;

•	Enable rapid development and deployment of departmental BI applications; and

•	Provide a seamless consolidation path from departmental BI to enterprise BI.

Extending Enterprise BI

As BI systems grow to thousands of users and hundreds of terabytes of data, maintaining fast query performance can be a tremendous challenge. MicroStrategy 9 includes new adaptive caching technology called In-memory ROLAP, which takes advantage of the large addressable memory now available on 64-bit Unix, Linux and Windows computer servers, and provides a performance-optimized middle-tier database that can respond directly to data requests from reports, dashboards and OLAP analyses. MicroStrategy 9 also introduces new SQL generation optimizations that can greatly improve performance for sophisticated queries involving complex metrics.

As companies merge and expand, there is an increased urgency for business intelligence to span all operations, across business units, across departments and across the globe. This expansion introduces new requirements on BI systems to support global deployments. MicroStrategy 9 offers the ability to present reports, dashboards or OLAP analyses in the local language of business users viewing the information. In addition, MicroStrategy 9 offers numerous capabilities to streamline coordination between development teams working around the globe on the same BI applications.

Rapid Development and Deployment of Departmental BI

MicroStrategy 9 includes significant new architectural components and features designed to support the needs of smaller-scale BI systems for departments and workgroups. MicroStrategy 9 enables departmental BI applications to be set up quickly, providing end users with the ability to create reports and dashboards and distribute information among themselves with little or no IT support.

MicroStrategy’s new Multi-source ROLAP, In-memory ROLAP and rapid metadata creation enables business departments to quickly set up small BI environments, accessing multiple databases without the time-consuming and technically-intensive work of first creating a data mart or data warehouse.

MicroStrategy 9 has numerous new features that make assembling reports simpler and faster. Business users can quickly create their own dashboards using new features in MicroStrategy 9, including out-of-the-box dashboard templates, support for custom-designed templates and new design assistants that aid novice users in creating their own dashboards.

Because of its ROLAP architecture, one of MicroStrategy’s long-standing strengths is the ability of business users to freely investigate the data or “surf” through the data warehouse without having to design a new report for each new combination of data they want to see. MicroStrategy 9 has extended this ability by allowing users to perform these same OLAP manipulations such as pivoting and drilling directly on graphs.

MicroStrategy 9 gives users greater control of report and dashboard distribution with its Distribution Services product. Users can set up report distributions for themselves or for other users, sending reports via e-mail, networked printers, or directly to recipients’ computers or servers. Business users are empowered to create and manage their own information subscriptions, without the intervention of a centralized IT administrator.

Seamless Consolidation from Departmental BI to Enterprise BI

Organizations have a mix of workgroup, departmental and enterprise BI systems, and face the problem of having multiple ‘versions of the truth’ across these BI islands that can undermine the credibility of its BI systems. The solution is to merge the islands of BI into a more cohesive, enterprise-wide BI system gradually and incrementally.

MicroStrategy 9 was designed to enable the easy merger of independent islands of MicroStrategy BI into a larger, more expansive enterprise BI system. Using the new Multi-source ROLAP capability, metadata and reports from departmental BI islands can be gradually merged into larger enterprise BI metadata, without having to move any of the original data into data warehouses or data marts. As a next step, MicroStrategy 9 also enables companies to gradually move their data from disparate databases into the data warehouse simply by “re-pointing” the metadata to access the same data, but at its new location, with no disruption to reports or redesign required.

MicroStrategy Receives TechWeb’s Intelligent Enterprise 2009 Editors’ Choice Award:

MicroStrategy was awarded the 2009 Editors’ Choice Award by TechWeb’s Intelligent Enterprise. Winners of this award are considered by the publication to be the most influential vendors in Enterprise IT for 2009. MicroStrategy joined technology companies, including Microsoft, Oracle, and SAP in the elite “Dozen” companies that are expected to drive the intelligent enterprise in 2009. In selecting the 2009 Editors’ Choice winners, Intelligent Enterprise cited the companies’ exceptional vision, innovation, and leadership.

According to Intelligent Enterprise, MicroStrategy has “focused on delivering world-class BI with state-of-the-art dynamic dashboards. The MicroStrategy 9 release set for Q1 2009 adds in-memory analysis to speed queries and reduce data-prep dependency on IT. And a new multi-source engine opens up data access while supporting flexible modeling as BI spreads from workgroup to enterprisewide deployments.”

MicroStrategy World 2009:

MicroStrategy hosted its 12th annual user conference, MicroStrategy World 2009, January 13-16, 2009 at the Wynn Las Vegas in Las Vegas, Nevada. The event featured numerous keynote presentations, more than 120 educational sessions and an exhibit hall showcasing MicroStrategy partners.

Executives from more than 35 world-class companies presented their success strategies and experiences using BI to enhance business performance. Some of the companies that presented at MicroStrategy World 2009 included AARP, AEG Worldwide, Belgacom, Bluegreen Corporation, Canadian Institute of Health Information, Cancer Care Ontario, Catalina Marketing, CVS Caremark, David’s Bridal, FAMIQ, GUESS?, Herbalife, KeyBank, Liquor Control Board of Ontario, Lowe’s Companies, Meredith Corporation, Nationwide Insurance, Raley’s, Republic Bank Limited, Saint Elizabeth Health Care, Saint-Gobain Abrasives, Sepracor, Target, Transportation Security Administration, Turkcell and Yahoo!.

At the conference, MicroStrategy honored several companies for achieving outstanding business performance with their MicroStrategy-based business intelligence applications:

Nationwide Mutual Insurance Company: Nationwide Mutual Insurance Company was recognized in the Enterprise Deployment category. Nationwide has deployed MicroStrategy across its enterprise, and has 27 MicroStrategy applications in production, primarily focused on four business areas: personal lines policy analysis, claims management, risk management appraisal and agent productivity. Nationwide, based in Columbus, Ohio, is one of the largest diversified insurance and financial services organizations in the world, with more than $158 billion in assets.

Target Corporation: Target Corporation was the award recipient in the Data Scalability category. The second-largest general-merchandise retailer in America, Target has adopted MicroStrategy as one of its enterprise-wide business intelligence tools. Target uses MicroStrategy’s software to analyze over 100+ terabytes of vendor, sales and product data stored in its data warehouse.

Bank of America: Bank of America was the award recipient in the User Scalability category. Bank of America is one of the world’s largest financial institutions, serving individual consumers, small and middle market businesses, and large corporations with a full range of banking, investing, asset management, and other financial and risk-management products and services. Global Product Solutions (GPS), a division of Global Corporate & Investment Banking at Bank of America, employs the BI Platform and designs, delivers and services integrated credit and treasury products to more than 140,000 clients around the world, including small businesses, middle-market and large corporations, multi-nationals, financial institutions and governments.

MicroStrategy Recognized as a Top Software Vendor for Retailers:

MicroStrategy was named by Retail Info Systems (RIS) News to its 2008 Software LeaderBoard, which highlights the top software vendors for retailers. The RIS Software LeaderBoard compares software companies serving the retail industry in a head-to-head ranking that is based largely on retailer evaluations. MicroStrategy was also ranked in the top five in the following RIS LeaderBoard categories:

•	Top Software Vendors for Tier One Retailers (revenues greater than $1 billion)

•	Leaders in Overall Performance

•	Leaders in Technology Innovation

•	Leaders in Recommendation

•	Leaders in Total Cost of Ownership by Tier One & Mid-size Retailers

•	Leaders in ROI by Tier One & Mid-size Retailers

•	Leaders in Ease of Installation/Integration by Tier One & Mid-size Retailers

•	Leaders in Quality of Support by Tier One & Mid-size Retailers

•	Leaders in Quality of Service by Tier One & Mid-size Retailers

•	Leaders in Product Reliability by Tier One & Mid-size Retailers

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 9 and MicroStrategy Dynamic Enterprise Dashboards are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to effect a timely general release of the MicroStrategy 9 software in the first quarter of 2009; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 9 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; the Company’s ability to effect the sale of its Alarm.com business on acceptable terms, or at all; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$27,959	$31,736	$95,924	$100,344
Product support and other services	67,046	63,491	264,469	235,029

Total revenues	95,005	95,227	360,393	335,373

Cost of Revenues
Product licenses	434	899	1,877	3,055
Product support and other services	15,631	12,561	61,529	47,486

Total cost of revenues	16,065	13,460	63,406	50,541

Gross profit	78,940	81,767	296,987	284,832

Operating Expenses
Sales and marketing	37,624	31,214	137,683	110,437
Research and development	6,122	10,045	30,571	35,172
General and administrative	13,878	12,337	60,933	49,512

Total operating expenses	57,624	53,596	229,187	195,121

Income from continuing operations before financing and other income and income taxes	21,316	28,171	67,800	89,711

Financing and Other Income
Interest income, net	185	892	2,266	3,674
Other income (expense), net	974	(77)	705	(866)

Total financing and other income	1,159	815	2,971	2,808

Income from continuing operations before income taxes	22,475	28,986	70,771	92,519
Provision for income taxes	8,638	10,514	29,003	33,311

Income from continuing operations	13,837	18,472	41,768	59,208
Income (loss) from discontinued operations, net of tax provision (benefit) ($358 and ($638) for the three months ended, respectively, and $534 and ($591) for the twelve months ended, respectively)	448	(798)	65	(740)

Net Income	$14,285	$17,674	$41,833	$58,468

Basic earnings (loss) per share (1):
From continuing operations	$1.16	$1.54	$3.51	$4.80
From discontinued operations	$0.04	$(0.07)	$0.01	$(0.06)

Basic earnings per share	$1.20	$1.47	$3.52	$4.74

Weighted average shares outstanding used in computing basic earnings per share	11,889	12,055	11,886	12,325

Diluted earnings (loss) per share (1):
From continuing operations	$1.13	$1.47	$3.39	$4.61
From discontinued operations	$0.04	$(0.06)	$0.01	$(0.06)

Diluted earnings per share	$1.17	$1.41	$3.40	$4.55

Weighted average shares outstanding used in computing diluted earnings per share	12,226	12,556	12,303	12,853

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2008	2007	2008	2007	2008	2007
Revenues
Product licenses	$27,959	$31,736	$—	$—	$27,959	$31,736
Product support and other services	64,030	61,296	—	—	64,030	61,296
Angel.com telephony services	—	—	3,016	2,195	3,016	2,195

Total revenues	91,989	93,032	3,016	2,195	95,005	95,227

Cost of Revenues
Product licenses	434	899	—	—	434	899
Product support and other services	14,729	12,180	—	—	14,729	12,180
Angel.com telephony services	—	—	902	381	902	381

Total cost of revenues	15,163	13,079	902	381	16,065	13,460

Gross profit	76,826	79,953	2,114	1,814	78,940	81,767

Operating Expenses
Sales and marketing	35,759	29,841	1,865	1,373	37,624	31,214
Research and development	5,318	9,416	804	629	6,122	10,045
General and administrative	13,811	12,232	67 (a)	105 (a)	13,878	12,337

Total operating expenses	54,888	51,489	2,736	2,107	57,624	53,596

Income (loss) from continuing operations before financing and other income and income taxes	21,938	28,464	(622)	(293)	21,316	28,171

Financing and Other Income
Interest income, net	185	892	—	—	185	892
Other income (expense), net	974	(77)	—	—	974	(77)

Total financing and other income	1,159	815	—	—	1,159	815

Income (loss) from continuing operations before income taxes	$23,097	$29,279	$(622)	$(293)	$22,475	$28,986
Provision for income taxes					8,638	10,514

Income from continuing operations					13,837	18,472
Income (loss) from discontinued operations, net of tax					448	(798)

Net income					$14,285	$17,674

Basic earnings (loss) per share:
From continuing operations					$1.16	$1.54
From discontinued operations					$0.04	$(0.07)

Basic earnings per share					$1.20	$1.47

Diluted earnings (loss) per share:
From continuing operations					$1.13	$1.47
From discontinued operations					$0.04	$(0.06)

Diluted earnings per share					$1.17	$1.41

Basic weighted average shares outstanding					11,889	12,055

Diluted weighted average shares outstanding					12,226	12,556

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007	2008	2007
Revenues
Product licenses	$95,924	$100,344	$—	$—	$95,924	$100,344
Product support and other services	253,660	227,917	—	—	253,660	227,917
Angel.com telephony services	—	—	10,809	7,112	10,809	7,112

Total revenues	349,584	328,261	10,809	7,112	360,393	335,373

Cost of Revenues
Product licenses	1,877	3,055	—	—	1,877	3,055
Product support and services revenues	59,331	45,662	—	—	59,331	45,662
Angel.com telephony services	—	—	2,198	1,824	2,198	1,824

Total cost of revenues	61,208	48,717	2,198	1,824	63,406	50,541

Gross profit	288,376	279,544	8,611	5,288	296,987	284,832

Operating Expenses
Sales and marketing	129,721	104,526	7,962	5,911	137,683	110,437
Research and development	27,546	32,465	3,025	2,707	30,571	35,172
General and administrative	60,651	49,400	282 (a)	112 (a)	60,933	49,512

Total operating expenses	217,918	186,391	11,269	8,730	229,187	195,121

Income (loss) from continuing operations before financing and other income and income taxes	70,458	93,153	(2,658)	(3,442)	67,800	89,711

Financing and Other Income
Interest income, net	2,266	3,674	—	—	2,266	3,674
Other expense, net	705	(866)	—	—	705	(866)

Total financing and other income	2,971	2,808	—	—	2,971	2,808

Income (loss) from continuing operations before income taxes	$73,429	$95,961	$(2,658)	$(3,442)	$70,771	$92,519
Provision for income taxes					29,003	33,311

Income from continuing operations					41,768	59,208
Income (loss) from discontinued operations, net of tax					65	(740)

Net income					$41,833	$58,468

Basic earnings (loss) per share:
From continuing operations					$3.51	$4.80
From discontinued operations					$0.01	$(0.06)

Basic earnings per share					$3.52	$4.74

Diluted earnings (loss) per share:
From continuing operations					$3.39	$4.61
From discontinued operations					$0.01	$(0.06)

Diluted earnings per share					$3.40	$4.55

Basic weighted average shares outstanding					11,886	12,325

Diluted weighted average shares outstanding					12,303	12,853

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$122,915	$85,194
Restricted cash and investments	619	2,982
Accounts receivable, net	49,670	49,392
Prepaid expenses and other current assets	9,518	12,106
Deferred tax assets, net	26,743	29,652
Assets held-for-sale	4,964	4,272

Total current assets	214,429	183,598

Property and equipment, net	8,978	9,473
Capitalized software development cost, net	14,823	2,340
Deposits and other assets	36,804	11,433
Deferred tax assets, net	17,105	35,347

Total Assets	$292,139	$242,191

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$27,697	$22,083
Accrued compensation and employee benefits	42,634	38,604
Deferred revenue and advance payments	66,495	64,234
Liabilities held-for-sale	6,325	3,436

Total current liabilities	143,151	128,357

Deferred revenue and advance payments	1,679	1,368
Other long-term liabilities	9,268	9,137

Total Liabilities	154,098	138,862

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,167 shares issued and 9,120 shares outstanding, and 14,113 shares issued and 9,184 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,770 issued and outstanding, respectively	3	3
Additional paid-in capital	450,953	448,229
Treasury stock, at cost; 5,047 and 4,929 shares, respectively	(366,191)	(357,804)
Accumulated other comprehensive income	1,471	2,929
Retained earnings	51,791	9,958

Total Stockholders’ Equity	138,041	103,329

Total Liabilities and Stockholders’ Equity	$292,139	$242,191

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2008	2007
	(unaudited)	(audited)
Operating activities:
Net income	$41,833	$58,468
Plus: (Income) loss from discontinued operations, net	(65)	740

Income from continuing operations	41,768	59,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,399	7,557
Bad debt expense	1,142	1,370
Deferred taxes	20,925	26,137
Stock-based compensation	46	528
Excess tax benefits from stock-based payment arrangements	(422)	(3,270)
Other, net	72	160
Changes in operating assets and liabilities:
Accounts receivable	(2,975)	4,879
Prepaid expenses and other current assets	1,643	(3,301)
Deposits and other assets	157	(1,434)
Accounts payable and accrued expenses, compensation and employee benefits	10,676	3,382
Deferred revenue and advance payments	5,278	4,119
Other long-term liabilities	190	1,244

Net cash provided by operating activities from continuing operations	84,899	100,579
Net cash provided by (used in) operating activities from discontinued operations	4,019	(2,683)

Net cash provided by operating activities	88,918	97,896

Investing activities:
Advance deposits on purchases of property and equipment	(25,000)	(7,500)
Purchases of property and equipment	(5,167)	(3,426)
Capitalized software development costs	(13,575)	(2,650)
Decrease in restricted cash and investments	1,100	931

Net cash used in investing activities from continuing operations	(42,642)	(12,645)
Net cash used in investing activities from discontinued operations	(160)	(50)

Net cash used in investing activities	(42,802)	(12,695)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan	2,104	3,293
Excess tax benefits from stock-based payment arrangements	422	3,270
Purchases of treasury stock	(8,387)	(89,028)

Net cash used in financing activities from continuing operations	(5,861)	(82,465)
Net cash used in financing activities from discontinued operations	—	—

Net cash used in financing activities	(5,861)	(82,465)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,534)	3,478

Net increase in cash and cash equivalents from continuing operations	37,721	6,214
Cash and cash equivalents, beginning of period	85,194	78,980

Cash and cash equivalents, end of period	$122,915	$85,194